Exhibit 99.1

FOR IMMEDIATE RELEASE

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EPIX Pharmaceuticals	Pure Communications
Kim Drapkin	Andrea L. Johnston
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(781) 761-7600

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GlaxoSmithKline and EPIX Pharmaceuticals
Enter Drug Discovery and Development Alliance
Collaboration Includes Discovery and Development of Four GPCR Programs
London, U.K., Philadelphia, PA and Lexington, MA; December 12, 2006 — GlaxoSmithKline (NYSE:GSK) and EPIX Pharmaceuticals (NASDAQ:EPIX) today announced a worldwide multi-target strategic collaboration to discover, develop and market novel medicines targeting four G-protein coupled receptors (GPCRs) for the treatment of a variety of diseases, including EPIX’s novel 5-HT4 partial agonist program, PRX-03140, in early-stage clinical development for the treatment of Alzheimer’s disease. The alliance with GSK will be conducted through its Center of Excellence for External Drug Discovery (CEEDD).
EPIX will receive total initial payments of $35 million, including $17.5 million through the purchase of 3,009,027 shares of common stock. In addition, EPIX will be eligible to earn potential milestones of up to $1.2 billion based on the achievement of certain discovery, development, regulatory and commercial milestones across the four GPCR programs. EPIX will also receive tiered double-digit royalties on sales by GSK of all collaboration-developed product sales.

EPIX will be responsible for the discovery and development of small molecule drug candidates targeting four GPCRs, including PRX-03140 for the treatment of Alzheimer’s disease, through to clinical proof of concept, at which point GSK will have an exclusive option to license each product for further development and commercialization on a worldwide basis. In addition to the upfront payment, EPIX has the opportunity to earn milestone payments upon the achievement of specified development and regulatory milestones in each of the programs. If GSK exercises the option to license EPIX’s 5-HT4 partial agonist program, EPIX will retain the right to co-promote any products from that program in the United States.
“We are very pleased to enter into this collaboration with GSK, a world-class pharmaceutical company,” stated Michael G. Kauffman, M.D., Ph.D., chief executive officer of EPIX. “This alliance will provide us with access to significant capital in the near and long term to support the ongoing development of PRX-03140 and three additional programs, as well as the ability to continue to move forward our existing programs. Furthermore, the co-promotion option in this collaboration provides further opportunity for EPIX to build a sales force in the future.”
Chen Schor, chief business officer of EPIX added, “We were looking for a partner that would appreciate our proprietary drug discovery expertise. GSK’s vast experience in clinical development and commercialization, especially in diseases of the central nervous system, make them the ideal partner for the continued development of our 5-HT4 Alzheimer’s program, as well as the other GPCR targets that will be the focus of this alliance.”
Maxine Gowen, Ph.D. Senior Vice President and head of GSK’s CEEDD stated, “This alliance with Epix again demonstrates the CEEDD’s and GSK’s commitment to accessing leading-edge innovation. We are very excited to be working with the Epix team both on the existing 5HT4 program in Alzheimer’s disease, a key disease area for GSK, and on other GPCR programs which will be initiated as part of this collaboration.”
About GPCRs
GPCRs are the largest known class of molecular targets with proven therapeutic value. Of the top 50 selling drug worldwide, as identified by IMS, it is estimated that nearly 40 percent interact with GPCRs as their target proteins. GPCRs convert signals received from outside the cell into biological processes inside the cell. A variety of well-known biological molecules, including neurotransmitters and hormones, can bind to GPCRs and trigger cellular processes involved in diseases such as obesity, cognition, depression and pain. EPIX has a proprietary drug discovery technology and approach which has enabled the company to advance four novel GPCR drug candidates from discovery to clinical development in less than four years.
About EPIX
EPIX Pharmaceuticals is a biopharmaceutical company focused on discovering, developing and commercializing novel pharmaceutical products through the use of proprietary technology to better diagnose, treat and manage patients. The company has a blood-pool imaging agent approved and marketed in Europe (Vasovist™), and five internally-discovered therapeutic and imaging drug candidates currently in clinical trials targeting conditions such as depression, Alzheimer’s disease, cardiovascular disease and obesity. These drug candidates include EP-2104R, a novel thrombus imaging agent which has completed a Phase 2a trial, PRX-08066 in Phase 2 clinical development for pulmonary hypertension associated with chronic obstructive pulmonary disease, and PRX-03140, which has completed a Phase 1b clinical trial in Alzheimer’s patients. EPIX also has collaborations with other leading organizations, including Amgen, Cystic Fibrosis Foundation Therapeutics, and Schering AG (Germany). For more information about EPIX, please visit the company’s website at www.epixpharma.com.
About The CEEDD
GlaxoSmithKline is enhancing the way it discovers and develops drugs by creating a small dedicated team who will feed the GSK pipeline solely through the efforts of its external alliances. The CEEDD (Center of Excellence for External Drug Discovery) was formed as a further validation of GSK’s strategy to create small, independent and accountable R&D teams (Centers of Excellence for Drug Discovery or CEDDs). In essence, the CEEDD will “virtualize” a portion of the GSK pipeline; namely, from target to clinical proof of concept, by forming multiple risk-sharing/reward-sharing alliances. Capitalizing on the speed and efficiency of its collaborators will allow GSK to deliver pharmaceutical products faster to patients. For information about the CEEDD, visit the group’s website at www.CEEDD.com
About GSK
GlaxoSmithKline, one of the world’s leading research-based pharmaceutical and healthcare companies, is committed to improving the quality of human life by enabling people to do more, feel better and live longer. For information about GSK visit the company website at www.GSK.com
Forward-Looking Statements
Any statements in this press release about Epix’s expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often but not always, made through the use of words or phrases such as believe, will, expect, anticipate, estimate, intend, plan and would. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections contained in the forward looking statements include but are not limited to (i) the timing, success and cost of preclinical research activities and clinical studies, (ii) the timing, acceptability and review periods for regulatory filings, (iii) the availability of corporate partners, (iv)uncertainties relating to patent protection and intellectual property rights of third parties, (v) the impact of competitive products and technological changes, (vi) the availability of capital and the cost of capital (vii) other vagaries in the biotechnology industry and (viii) other risks. Epix undertakes no obligation to update or revise any forward looking statements.
Cautionary statement regarding forward-looking statements
Under the safe harbor provisions of the US Private Securities Litigation Reform Act of 1995, GlaxoSmithKline cautions investors that any forward-looking statements or projections made by the company, including those made in this Announcement, are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Factors that may affect the Group’s operations are described under ‘Risk Factors’ in the ‘Operating and Financial Review and Prospects’ in the company’s Annual Report 2005.